Exhibit 10.35

AMENDMENT TO AND AFFIRMATION OF GUARANTY DOCUMENTS AND WAIVER

This AMENDMENT TO AND AFFIRMATION OF GUARANTY DOCUMENTS AND WAIVER (“Affirmation”) is made as of April 11, 2013, by the undersigned (“Guarantor”) for the benefit of COMERICA BANK (“Bank”).

RECITALS

A. SILVERBACK ENTERPRISE GROUP, INC., VISIONAEL CORPORATION, POWERSTEERING SOFTWARE, INC. and LMR SOLUTIONS LLC (collectively, “Borrowers”) have obtained certain loans or other credit accommodations from Bank pursuant to that certain Loan and Security Agreement, dated as of March 5, 2012 (as amended from time to time, the “Loan Agreement”), which loans and certain credit accommodations are (i) guaranteed by Guarantor pursuant to the terms of an Unconditional Guaranty by Guarantor dated as of March 5, 2012 (as amended from time to time, the “Guaranty”), and (ii) secured by the assets of Guarantor pursuant to a Security Agreement dated as of March 5, 2012 (“General Security Agreement”) and an Intellectual Property Security Agreement dated as of March 5, 2012 (collectively, as amended from time to time, the “Security Agreements”, and together with the Guaranty, the “Guaranty Documents”).

B. Borrowers and Bank propose to enter into a Fifth Amendment to Loan and Security Agreement and Joinder dated as of the date hereof, which amends the Loan Agreement (the “Amendment”).

C. Bank has agreed to enter into the Agreement provided, among other things, that, Guarantor acknowledges the entry by Borrowers into the Agreement and agrees that the Guaranty Documents will remain effective.

D. Guarantor and Bank desire to amend the Guaranty and the General Security Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, Guarantor:

1. Bank hereby waives Grantor’s violation of Section 4(o)(iv) of the General Security Agreement and those Sections of the General Security Agreement related to clause (iii) of the definition of Permitted Liens for the period beginning on December 31, 2012 through the date hereof. This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future Default or Event of Default or breach of any covenant contained in the General Security Agreement or the terms and conditions of any other Loan Documents. Bank expressly reserves all of its various rights, remedies, powers and privileges under the General Security Agreement and the other Loan Documents due to any other Default or breach not waived herein.

2. The following sentence is added to the end of the first paragraph of the Guaranty as follows:

“Notwithstanding anything to the contrary in this Guaranty, the obligations of Borrrowers to the Bank covered by this Guaranty shall not include any obligation of a Borrower to Bank with respect to a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (‘CEA’), entered into on or after October 12, 2012, if at the time that swap is entered into, Guarantor is not an “eligible contract participant,” as defined in Section 1(a)(18) of the CEA.”

3. Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the General Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Indebtedness of Grantor, Silverback Enterprise Group, Inc., a Delaware corporation, LMR Solutions, LLC., a Delaware limited liability company, Powersteering Software, Inc., a Delaware corporation and Visionael Corporation, a Delaware corporation (collectively, the ‘Obligors, and each individually an ‘Obligor’), or any of them, individually or in the aggregate, in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

4. Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the General Security Agreement is amended and restated to read in its entirety as follows:

“(iii) Liens securing obligations of Obligors, or any of them, individually or in the aggregate, not to exceed Six Hundred Thousand Dollars ($600,000.00) (i) upon or in any Equipment acquired or held by an Obligor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

5. Consents to the execution, delivery and performance by Borrowers of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Documents (as defined in the Loan Agreement);

6. Acknowledges and agrees that the Guaranty Documents are and shall remain in full force and effect in accordance with their respective terms with respect to all Obligations (as defined in the Loan Agreement), subject to no setoff, defense or counterclaim;

7. Represents and warrants that the representations and warranties contained in the Guaranty Documents are true and correct in all material respects as of the date of this Affirmation (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date); and

8. Confirms that this Affirmation is not required by the terms of the Guaranty Documents and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Borrowers.

IN WITNESS WHEREOF, Guarantor executed this Affirmation as of the first date above written.

TENROX INC.

By:	/S/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	President

[Signature Page to Affirmation of Guaranty (1281776)]